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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2002

DWC INSTALLATIONS
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	88-0370247 (Commission File Number) (IRS Employer Identification No.)
15303 Ventura Blvd., Suite 1510, Sherman Oaks, CA 91403 (Address of principal executive offices)	(818) 380-8161 (Issuer's telephone number)
N/A (Former name, address and telephone number)

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

        On July 3, 2002, we entered into a Plan of Reorganization with The Children's Internet, Inc., a California corporation. Pursuant to the Plan of Reorganization, which closed on July 3, 2002 we sold 1,166,755 newly issued shares of our common stock to The Children's Internet, Inc. in exchange for an aggregate purchase price of $150,000. This stock sale resulted in 2,287,000 shares issued and outstanding immediately following the transaction. The 1,166,755 shares acquired by The Children's Internet, Inc. equals approximately 51% of our issued and outstanding shares, making us a majority-owned subsidiary of The Children's Internet, Inc.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)
Exhibits

10.l
Plan of Reorganization and Acquisition by which The Children's Internet, Inc. (a California corporation) shall acquire a Majority Interest of DWC Installations, Inc. (a Nevada corporation) dated July 3, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DWC INSTALLATIONS, a Nevada corporation
/s/ Alan Schram
BY: Alan Schram
ITS: President & Chief Executive Officer
Date: July 15, 2002

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